UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

VivoPower International PLC

(Exact name of registrant as specified in its charter)

_________________

England and Wales	Not applicable
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

The Scalpel, 18th Floor, 52 Lime Street London EC3M 7AF United Kingdom	Not Applicable
(Address of principal executive offices)	(Zip Code)

_________________

VivoPower International PLC 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

_________________

Corporation Service Company

251 Little Falls Drive Wilmington, DE 19808

United States

(Name and address of agent for service)

+1 302 636 5400

(Telephone number, including area code, of agent for service)

_________________

Copies to:

Melissa V. Frayer, Esq.

David Lagasse, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

44 Montgomery Street, 36th Floor

San Francisco, CA 94104

Telephone: (415) 432-6000

Facsimile: (415) 432-6001

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non- accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(4)
Ordinary shares, nominal value $0.012 per share	338,237 shares	$7.01	$2,371,041.37	$258.68

(1)

The ordinary shares, nominal value $0.012 per share (the “Ordinary Shares”) of VivoPower International PLC (the “Registrant”) being registered relate to awards to be undertaken in the future, with such terms and vesting conditions, as applicable, to be determined in accordance with the provisions of the VivoPower International PLC 2017 Omnibus Equity Incentive Plan (the “Plan”).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional Ordinary Shares as may become issuable under Plan by reason of a stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated in accordance with Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee, and is based upon the price of $6.66 per share, which was the average of the high and low prices of the Ordinary Shares as reported on the Nasdaq Capital Market on December 17, 2020.

(4)	Calculated pursuant to Section 6(b) of the Securities Act as follows: Proposed maximum aggregate offering price multiplied by .0001091.

EXPLANATORY NOTE

This Registration Statement registers 338,237 additional Ordinary Shares of the Registrant (the “Ordinary Shares”) reserved for issuance under the VivoPower International PLC 2017 Omnibus Equity Incentive Plan (the “Plan”), representing an increase 338,237 Ordinary Shares reserved under the Plan effective October 19, 2020. This Registration Statement registers additional securities of the same class as other securities for which a registration statement filed on Form S-8 of the Registrant relating to an employee benefit plan is effective (File No. 333-227810). The information contained in the Registrant’s registration statement on Form S-8 (File No. 333-227810), except for Item 8 “Exhibits,” is hereby incorporated by reference pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Incorporated by Reference
Number	Description	Schedule Form	File Number	Exhibit	Filing Date
4.1	Articles of Association of the Registrant.	F-4	333-213297	3.1	August 24, 2016

5.1	Opinion of Shoosmiths LLP.

23.1	Consent of independent registered public accounting firm.

23.2	Consent of Shoosmiths LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1	VivoPower International PLC 2017 Omnibus Incentive Plan (including appendix Sub-Plan for Non-Employees).	6-K	001-37974	99.1	July 31, 2017

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on the 21st day of December, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Kevin Chin
Name:	Kevin Chin
Title:	Chief Executive Officer, Executive Chairman and Director

POWER OF ATTORNEY

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin Chin and James Tindal-Robertson, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kevin Chin	Chief Executive Officer, Executive Chairman and Director	December 21, 2020
Kevin Chin	(Principal Executive Officer)

/s/ James Tindal-Robertson	Group Finance Director	December 21, 2020
James Tindal-Robertson	(Principal Financial Officer and Principal Accounting Officer)

/s/ Matthew Cahir	Director	December 21, 2020
Matthew Cahir

/s/ Gemma Godfrey	Director	December 21, 2020
Gemma Godfrey

/s/ Michael Hui	Director	December 21, 2020
Michael Hui

/s/ Peter Jeavons	Director	December 21, 2020
Peter Jeavons

/s/ William Langdon	Director	December 21, 2020
William Langdon

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of VivoPower International PLC has signed this registration statement on December 21, 2020.

VIVOPOWER INTERNATIONAL PLC

By:	/s/ Matthew Cahir
Name: Matthew Cahir
Title: Director

4